                                                                   EXHIBIT 10.18


                                IA HOLDINGS CORP.
                              IAH ACQUISITION CORP.



                      -------------------------------------

                          SECURITIES PURCHASE AGREEMENT

                      ------------------------------------


                                February 26, 1997

                               TABLE OF CONTENTS

ARTICLE I.     DEFINITIONS...................................................................5
               Section 1.01  Definitions.....................................................5

ARTICLE II.    PURCHASE AND SALE OF SHARES..................................................11
               Section 2.01  Description of Securities......................................11
               Section 2.02  Purchase and Sale..............................................11
               Section 2.03  Closing........................................................11

ARTICLE III.  REPRESENTATIONS AND WARRANTIES................................................11
              Section 3.01  Representations and Warranties..................................12

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES
                                         OF THE MEZZANINE INVESTORS.........................16
               Section 4.01  Making of Representations and Warranties.......................16
               Section 4.02  Organization and Good Standing.................................16
               Section 4.03  Authorization and Non-Contravention............................16
               Section 4.04  Knowledge and Experience.......................................17
               Section 4.05  Investment Intent..............................................17
               Section 4.06  Unregistered Securities Legend.................................17
               Section 4.07  Source of Funds................................................18
               Section 4.08  Investment Banking; Brokerage Fees.............................19

ARTICLE V.  COVENANTS OF THE COMPANIES......................................................19
               Section 5.01  Distributions or Redemptions...................................20
               Section 5.02  Financial Statements and Reports...............................20
               Section 5.03  Notice of Defaults.............................................21
               Section 5.04  Notice of Litigation...........................................21
               Section 5.05  Communications with Independent Public Accountants.............21
               Section 5.06  Miscellaneous..................................................22
               Section 5.07  Existence and Business.........................................22
               Section 5.08  Taxes and Other Obligations....................................22
               Section 5.09  Insurance......................................................22
               Section 5.10  Records and Accounts...........................................23
               Section 5.11  Inspection.....................................................23
               Section 5.12  Transactions with Affiliates...................................23
               Section 5.13  Board Observation Rights.......................................23

ARTICLE VI.  CONDITIONS.....................................................................23
               Section 6.01  Conditions to the Obligations of the Mezzanine Investors.......23


               Section 6.02  Conditions to the Obligations of IA Holdings...................25

ARTICLE VII.  MISCELLANEOUS.................................................................26
               Section 7.01  Confidentiality Covenant.......................................26
               Section 7.02  Indemnities....................................................27
               Section 7.03  Governing Law..................................................27
               Section 7.04  Notices........................................................27
               Section 7.05  Merger.........................................................29
               Section 7.06  Successor and Assigns..........................................29
               Section 7.07  Fees and Expenses..............................................29
               Section 7.08  Publicity and Disclosures......................................30
               Section 7.09  Captions and Gender............................................30
               Section 7.10  Counterparts...................................................30
               Section 7.11  Certain Remedies; Severability.................................30
               Section 7.12  Amendments; Waivers............................................31
               Section 7.13  Further Assurances.............................................31
               Section 7.14  Consent to Jurisdiction........................................31
               Section 7.15  Waiver of Jury Trial...........................................31

Exhibit List
------------

Exhibit A      -      List of Mezzanine Investors Purchasing Securities

Exhibit B      -      Certificate of Designations for Series A Preferred Stock

Exhibit C      -      Form of Warrant

Exhibit D      -      Form of Stockholders' Agreement

Schedules
---------

Schedule 3.01(a)    Capitalization
Schedule 3.01(b)    Subsidiaries
Schedule 3.01(d)    Authorizations, Actions, Notices, Approvals, and Filings
Schedule 3.01(m)    Open Years

                          SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT is made as of this 26th day of February, 1997, by and among IA Holdings Corp., a Delaware corporation ("IA Holdings"), IAH Acquisition Corp., a Delaware corporation ("IAH Acquisition"), and the investors named herein and appearing under the heading of "Mezzanine Investors" on Exhibit A hereto (each, a "Mezzanine Investor" and, collectively, the "Mezzanine Investors").

        WHEREAS, IAH Acquisition has entered into a Stock Purchase Agreement, dated December 26, 1996, by and among IAH Acquisition, Iron Age Holdings Corporation, a Delaware corporation ("Iron Age Holdings"), and the stockholders of Iron Age named therein, as amended by Amendment No. 1 to the Purchase Agreement, dated February 26, 1997 (as amended, the "Purchase Agreement"), pursuant to which IAH Acquisition has agreed to purchase all of the issued and outstanding capital stock of Iron Age from its stockholders;

        WHEREAS, as a condition to the closing of the Purchase Agreement, IAH Acquisition, as Borrower, and IA Holdings, as Parent Guarantor, must enter into a Senior Credit Agreement (as defined below);

        WHEREAS, the Purchase Agreement and the Senior Credit Agreement contemplate that the Company will also enter into a subordinated debt financing and obtain additional financing pursuant to the issuance of certain equity securities; and

        WHEREAS, IA Holdings has agreed to sell to the Mezzanine Investors and the Mezzanine Investors have agreed to purchase from IA Holdings certain shares of IA Holdings' preferred stock and common stock, as well as warrants to purchase additional shares of common stock, on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE I. DEFINITIONS

        Section 1.01 Definitions. In addition to any terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any agreement, certificate, report, or other document made or delivered in connection with this Agreement.

               "Affiliate" shall mean (i) any director or officer of IA Holdings or any of its Subsidiaries and (ii) any Person that controls, is controlled by, or is under common control with IA Holdings or any of its Subsidiaries. For purposes of this definition,

        "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract, or otherwise.

               "Agreement" shall mean this Securities Purchase Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules, and the like refer to the Articles, Sections, Exhibits, Schedules, and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

               "CERCLIS" shall mean the Comprehensive Environmental Response Compensation and Liability Information System maintained by the U.S. Environmental

        Protection Agency.

               "Certificate of Designations" shall mean the Certificate of Designations for the Series A Preferred Stock, as the same may be amended from time to time.

               "Closing" shall mean the sale, delivery, and purchase of the Securities pursuant to this Agreement.

               "Closing Date" shall mean February 26, 1997, or such other date as mutually agreed between IA Holdings and the Mezzanine Investors, provided that on such date all of the conditions specified in Article VI have been satisfied or waived.

               "Common Shares" shall mean the shares of Common Stock of IA Holdings issued to the Mezzanine Investors pursuant to this Agreement.

               "Common Stock" shall mean the common stock, par value $.01 per share, of IA Holdings.

               "Companies" shall mean IA Holdings and IAH Acquisition.

               "Confidential Information" shall have the meaning set forth in
        Section 7.01.

               "Consolidated" and "Consolidating," and "consolidated" and "consolidating" when used with reference to any term shall mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures, and Affiliates that are not Subsidiaries) as applied to the accounts of IA Holdings (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

               "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) measured on a first-in, first-out method of accounting, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense and (f) extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income and, to the extent deducted in calculating net income (or net loss), non-cash expenses associated with any variable stock plan plus the management fee paid under the Management Agreement, in each case determined in accordance with GAAP for such period.

               "Environmental Action" shall mean any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

               "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

               "Environmental Permit" shall mean any permit, approval, identification number, license, or other authorization required under any Environmental Law.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Fenway" shall mean Fenway Partners Capital Fund, L.P., a Delaware limited partnership.

               "Fiscal Year" shall mean a fiscal year of IA Holdings and its Consolidated Subsidiaries ending on the last Saturday in January of any calendar year.

               "Generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles as defined by controlling pronouncements of the

        Financial Accounting Standards Board consistent with those applied in preparation of the financial statements referred to in Section 5.02.

               "Hazardous Materials" shall mean (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

               "IA Holdings" shall mean IA Holdings Corp., a Delaware corporation, and any successor thereto.

               "IAH Acquisition" shall mean IAH Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of IA Holdings, and any successor thereto.

               "IPO" shall mean any initial offering by IA Holdings or IAH Acquisition of its capital stock or equity securities pursuant to an effective registration statement under the Securities Act.

               "Iron Age" shall mean Iron Age Holdings Corporation, a Delaware corporation and any successor thereto.

               "Junior Securities" shall mean any Preferred Stock, Common Stock or any other equity securities of IA Holdings which rank junior as to liquidation rights, dividend rights, and redemption rights to the Series A Preferred Stock.

               "Lien" means any lien, security interest, or other charge or encumbrance of any kind, or any type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way, or other encumbrance on title to real property.

               "Majority Holder" shall mean the holder of a combined majority of the Securities issued pursuant to this Agreement and the senior subordinated notes issued pursuant to the Note Purchase Agreement, as measured by the purchase price at the Closing of this Agreement and the Note Purchase Agreement for such Securities and senior subordinated notes.

               "Management Agreement" shall mean that certain Management Agreement, dated as of February 26, 1997, by and between IAH Acquisition and Fenway Partners, Inc., as amended or supplemented from time to time.

               "Margin Stock" shall mean "margin" stock as defined in Regulation G of the Board of Governor's of The Federal Reserve System.

               "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of IA Holdings and its Subsidiaries on a consolidated basis taken as a whole.

               "Mezzanine Investors" shall mean the initial holders of the Securities and (the "Initial Mezzanine Investors") and any other Person which, from time to time, acquires Securities and becomes a party to the Stockholders' Agreement by executing and delivering to IA Holdings an instrument in form satisfactory to IA Holdings pursuant to which such Person agrees to be bound by the terms of the Stockholders' Agreements to the same extent as the Initial Mezzanine Investors.

               "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of February 26, 1997, by and among IAH Acquisition and the Mezzanine Investors, as amended or supplemented from time to time.

               "NYL" shall mean New York Life Insurance Company and its Affiliates, successors, and assigns.

               "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chief Executive Officer or its Chief Financial Officer.

               "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of IA Holdings or any of its Subsidiaries as described in Section 4021(a) of ERISA.

               "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

               "Preferred Stock" shall mean, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

               "Purchase Agreement" shall have the meaning set forth in the recitals hereof.

               "Related Agreements" shall mean this Agreement, the Warrants, and the Stockholders Agreement, each as from time to time amended or supplemented.

               "Required Holders" shall mean the holder or holders of 51% of the Series A Preferred Shares from time to time outstanding.

               "Securities" shall mean the Series A Preferred Shares, the Common Shares, and the Warrants originally issued to (or issuable upon conversion or exercise of, or otherwise with respect to, Series A Preferred Shares, Common Shares, and Warrants originally issued to) the Mezzanine Investors pursuant to this Agreement.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Senior Credit Agreement" shall mean that certain Credit Agreement dated as of February 26, 1997 by and among IAH Acquisition, as Borrower, IA Holdings, as Parent Guarantor, Banque Nationale de Paris, as Agent, and the other lenders from time to time party thereto, as lenders, as amended, modified, or supplemented from time to time, together with any such agreement which refinances, extends, or refunds the debt thereunder.

               "Series A Preferred Shares" shall mean the shares of Series A Preferred Stock of IA Holdings issued to the Mezzanine Investors pursuant to this Agreement.

               "Series A Preferred Stock" shall mean the Series A Preferred Stock, par value $.01 per share, of IA Holdings having the rights, preferences, privileges, and other terms set forth in the Certificate of Designations.

               "Significant Subsidiary" shall mean any Subsidiary (a) whose assets constituted greater than 10% of the consolidated assets of IA Holdings and its Subsidiaries as reflected in the most recent audited consolidated and unaudited consolidating financial statements of the same date of IA Holdings and its Subsidiaries delivered pursuant to
        Section 5.02(b), or (b) whose EBITDA for the most recent fiscal year for which audited financial statements of IA Holdings and its Subsidiaries have been delivered pursuant to Section 5.02(c) constituted greater than 10% of the consolidated EBITDA of IA Holdings and its Subsidiaries for such fiscal year or (c) which is otherwise designated by IA Holdings as a Significant Subsidiary in an Officer's Certificate delivered to the Mezzanine Investors; provided, however, that until the financial statements for the fiscal year ending January, 1998 are delivered, Significant Subsidiary shall mean Falcon Shoe Mfg. Co.

               "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of February 26, 1997, among IA Holdings and the other Persons from time to time party thereto.

               "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries.

               "Warrants" shall mean the warrants of IA Holdings issued pursuant to this Agreement representing the right to purchase additional shares of Common Stock at the exercise price set forth therein.

                   ARTICLE II.  PURCHASE AND SALE OF SHARES

        Section 2.01 Description of Securities. IA Holdings has authorized the issuance and sale to the Mezzanine Investors of: (i) 1,500 Series A Preferred Shares having the rights, preferences, and other terms set forth in the Certificate of Designations for the Series A Preferred Shares attached hereto as Exhibit B; (ii) 8,333.34 Common Shares; and (iii) Warrants to purchase an aggregate of 6,962.49 additional shares of Common Stock, in the form attached hereto as Exhibit C.

        Section 2.02 Purchase and Sale. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, and covenants herein set forth, at the Closing, IA Holdings shall issue and sell to the Mezzanine Investors, and the Mezzanine Investors shall purchase from IA Holdings, (i) the number of Series A Preferred Shares set forth opposite the name of each such Mezzanine Investor in Exhibit A hereto for the purchase price of $9,933.33 for each Series A Preferred Share; (ii) the number of Common Shares set forth opposite the name of each such Mezzanine Investor in Exhibit A hereto for the purchase price of $363.64 for each Common Share; and (iii) Warrants to purchase the number of Common Shares set forth opposite the name of such Mezzanine Investor in Exhibit A hereto for the purchase price set forth on Exhibit A hereto.

        Section 2.03 Closing. The Closing shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York concurrently with the closing of the transactions contemplated by the Senior Credit Agreement and the Note Purchase Agreement, subject to the satisfaction or waiver of all of the conditions to Closing set forth herein or therein. At the Closing, IA Holdings shall deliver to each Mezzanine Investor a certificate or instrument, as appropriate, representing the Securities being acquired by such Mezzanine Investor in such Mezzanine Investor's name or in the name of its nominee against payment of the purchase price therefor to IA Holdings by wire transfer in immediately available funds.

                 ARTICLE III.  REPRESENTATIONS AND WARRANTIES

        Section 3.01 Representations and Warranties. In order to induce the Mezzanine Investors to enter into this Agreement and purchase the Securities as contemplated hereby, IA Holdings and IA Acquisition hereby make the following representations and warranties:

               (a) IA Holdings and each of its Significant Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of IA Holdings has been duly authorized and validly issued and is fully paid and non-assessable and is owned as of the Closing Date in the amounts and types specified in Schedule 3.01(a). All of the outstanding capital stock of IAH Acquisition has been duly authorized and validly issued and is fully paid and non-assessable and is owned as of the Closing Date by IA Holdings.

               (b) Set forth on Schedule 3.01(b) hereto is a complete and accurate list of all Subsidiaries of IA Holdings, showing as of the Closing Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the Closing Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by IA Holdings and each of its Subsidiaries and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All of the outstanding capital stock of all of such Subsidiaries is owned by IA Holdings or one or more of its Subsidiaries. Each Subsidiary has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to execute and deliver any Related Agreements to which it is a party.

               (c) The execution, delivery and performance by IA Holdings of this Agreement, and each other Related Agreement to which it is or is to be a party, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby, are within IA Holdings corporate powers, having been duly authorized by all necessary corporate action, and do not (i) contravene IA Holdings' charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting IA Holdings or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of IA Holdings. IA Holdings is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

               (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, or performance by IA Holdings of this Agreement, or any other Related Agreement to which it is or is to be a party, or for the consummation of the Acquisition or the other transactions contemplated hereby or thereby, except for the authorizations, approvals, actions, notices, and filings listed on Schedule 3.01(d), all of which have been duly obtained, taken, given, or made and are in full force and effect. All applicable waiting periods in connection with the Acquisition and the other transactions contemplated hereby and thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisition or the rights of IA Holdings and its Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

               (e) This Agreement has been, and each other Related Agreement when delivered hereunder will have been, duly executed and delivered by IA Holdings. This Agreement is, and each other Related Agreement when delivered hereunder will be, the legal, valid and binding obligation of IA Holdings, enforceable against IA Holdings in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

               (f) The Consolidated balance sheets of Iron Age and its Subsidiaries as at January 27, 1996 and the related statements of income and cash flows of Iron Age Holdings Corporation and its Subsidiaries for the fiscal year then ended, accompanied by an opinion acceptable to the Mezzanine Investors of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheets of Iron Age Holdings Corporation and its Subsidiaries as at December 28, 1996, and the related statements of income and cash flows of Iron Age and its Subsidiaries for the 11 months then ended, duly certified by the chief financial officer of Iron Age, copies of which have been furnished to IA Holdings, fairly present, subject, in the case of said balance sheet as at December 28, 1996, and said statements of income and cash flows for the 11 months then ended, to year-end audit adjustments, the Consolidated financial condition of Iron Age as at such dates and the results of the operations of Iron Age and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since January 27, 1996 and October 31, 1996 there has been no event, development or circumstance that has had, or could be reasonably expected to have, a material adverse effect on the business, condition (financial or otherwise), operations or performance of Iron Age and its Subsidiaries taken as a whole.

               (g) There is no action, suit, investigation, litigation or proceeding affecting IA Holdings or any of its Subsidiaries, including any Environmental Action, pending or, to the know of IA Holdings, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Acquisition, this Agreement, or any other Related Agreement or the consummation of the transactions contemplated hereby.

               (h) Neither IA Holdings nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the purchase of any of the Securities will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

               (i) The operations and properties of IA Holdings and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing obligations or costs, and no circumstances exist that could form the basis of an Environmental Action against IA Holdings or any of its Significant Subsidiaries or any of their respective properties that could reasonably be expected to have a Material Adverse Effect.

               (j) None of the properties currently or, to the knowledge of IA Holdings and its Significant Subsidiaries, formerly owned or operated by IA Holdings or any of its Significant Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by IA Holdings or any of its Significant Subsidiaries or, to the best of its knowledge, on any property formally owned or operated by IA Holdings or any of its Significant Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by IA Holdings or any of its Significant Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by IA Holdings or any of its Significant Subsidiaries, in each case where any such event could reasonably be expected to have a Material Adverse Effect.

               (k) Neither IA Holdings nor any of its Significant Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by IA Holdings or any of its Significant Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to IA Holdings or any of its Significant Subsidiaries, in each case where any such event could reasonably be expected to have a Material Adverse Effect.

               (l) IA Holdings and each of its Significant Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, material local and foreign) required to be filed and has paid all taxes shown thereon to be due (other than as permitted under Section 5.08), together with applicable interest and penalties, except where the failure to so file could not reasonably be expected to have a Material Adverse Effect.

               (m) Set forth on Schedule 3.01(m) hereto is a complete and accurate list, as of the Closing Date, of each taxable year of IA Holdings and each of its Significant Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

               (n) There is no unpaid amount, as of the Closing Date, of adjustments to the Federal income tax liability of IA Holdings and each of its Significant Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years that could reasonably be expected to have a Material Adverse Effect. No issues have been raised by the Internal Revenue Service in respect to Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (o) There is no unpaid amount, as of the Closing Date, of adjustments to the state, local and foreign tax liability of IA Holdings and its Significant Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any, or adjustments being contested in good faith) that could reasonably be expected to have a Material Adverse Effect. No issues have been raised by such taxing authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (p) Neither IA Holdings nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the sale of the Securities nor the application of the proceeds or repayment thereof by IA Holdings, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (q) IA Holdings and its Subsidiaries on a consolidated basis are Solvent.

                  ARTICLE IV. REPRESENTATIONS AND WARRANTIES
                              OF THE MEZZANINE INVESTORS

        Section 4.01 Making of Representations and Warranties. AS a material inducement to IA Holdings and IAH Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, each of the Mezzanine Investors hereby makes to IA Holdings and IAH Acquisition, severally and not jointly, the representations and warranties contained in this Article IV.

        Section 4.02 Organization and Good Standing. The Mezzanine Investor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and such Mezzanine Investor has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

        Section 4.03 Authorization and Non-Contravention. The execution, delivery, and performance of this Agreement and all agreements, documents, and instruments contemplated hereby have been duly authorized by all necessary corporate or other action of the Mezzanine Investor. This Agreement and all documents executed by the Mezzanine Investor and (assuming the due authorization, execution, and delivery by the other parties hereto and thereto) are the valid and binding obligations of such Mezzanine Investor, enforceable in accordance with their terms, except as enforceability thereof may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules and laws governing specific performance, injunctive relief, and other equitable remedies. The execution by the Mezzanine Investor of this Agreement and the performance by the Mezzanine Investor of any transaction contemplated hereby will not: (i) violate, conflict with, or result in a default under any material contract or obligation to which such Mezzanine Investor is a party or by which it or its assets are bound, or any provision of the organizational documents of such Mezzanine Investor, or cause the creation of any encumbrance upon any of the material assets of such Mezzanine Investor; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time, or both) under, any provision of any law, regulation, or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to such Mezzanine Investor; (iii) require from such Mezzanine Investor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (iv) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license, or authorization to which such Mezzanine Investor is a party or by which such Mezzanine Investor is bound.

        Section 4.04 Knowledge and Experience. The Mezzanine Investor represents that it (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto, and (ii) is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. The Mezzanine Investor understandings, agrees, and acknowledges that the Securities have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that IA Holdings, in issuing the Securities, is relying upon, among other things, the representations of such Mezzanine Investor contained in this Article IV.

        Section 4.05 Investment Intent. The Mezzanine Investor is acquiring the Securities for its own account for investment, and not with a present view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The Mezzanine Investor was not formed or organized for the purpose of acquiring the Securities.

        Section 4.06 Unregistered Securities Legend. The Mezzanine Investor understands that (i) because the Securities have not been registered under the Securities Act, it cannot dispose of any or all of the Securities unless such Securities are subsequently registered under the Securities Act or exemptions from such registration are available, and (ii) the Securities are subject to the terms of the Stockholders Agreement. The Mezzanine Investor understands that each instrument or certificate representing the Securities issuable hereunder will bear the following restrictive legend or one substantially similar thereto:

               "The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged, or otherwise transferred in the absence of an effective registration under the Act covering the transfer or pursuant to an exemption therefrom."

               "The securities represented by this certificate are subject to restrictions on voting and transfer and requirements of sale as set forth in the Stockholders Agreement, dated as of February 26, 1997, as amended and in effect from time to time, and constitute Securities as defined in such Stockholders Agreement. IA Holdings will furnish a copy of such agreement to the holder of this certificate without charge upon written request."

               "The securities represented by this certificate were originally issued to, or issued with respect to securities originally issued to, the following

               Mezzanine Investor on or about February 26, 1997:

               -----------------------.

        Section 4.07 Source of Funds. Each Mezzanine Investor individually (but not on behalf of any other Mezzanine Investor) represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Mezzanine Investor to pay the purchase price of the Securities to be purchased by such Mezzanine Investor hereunder:

               (a) the Source is an "insurance company general account" as such term is used in Prohibited Transaction Exemption ("PTE") 95-60 issued by the United States Department of Labor and the amount of reserves and liabilities (as defined in the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement") and before reduction for credits on account of any reinsurance ceded on the coinsurance basis) (the "Reserves and Liabilities") for the general account contracts held by or on behalf of any employee benefit plan, together with the amount of the Reserves and Liabilities for the general account contracts held by or on behalf of any other employee benefit plans maintained by the same employer (or any "affiliate" thereof within the meaning of Section V(a)(1) of PTE 95-60), doe snot exceed 10% of the total Reserves and Liabilities of such general account plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account; or

               (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

               (c) the Source does not include assets allocated to any separate account maintained by such Mezzanine Investor in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with such Mezzanine Investor's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; of

               (d) the Source is either (i) an insurance companies pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91- 38 (issued July 12, 1991) and, except as such Mezzanine Investor has disclosed to IA Holdings in writing pursuant to this Section 4.07, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (e) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's asset that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in IA Holdings and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this Section 4.07; or

               (f)    the Source is a governmental plan; or

               (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section 4.07; or

               (h) the Source does not include assets of any employee benefit plan, within the meaning of U.S. Department of Labor Regulation Section 2510.03-101, other than a plan exempt from the coverage of ERISA or of
        Section 4975 of the Code.

As used in this Section 4.07, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

        Section 4.08 Investment Banking; Brokerage Fees. No Mezzanine Investor has incurred or become liable for any broker's or finder's fee, banking fees, or similar compensation relating to or in connection with the transactions contemplated hereby.

                            ARTICLE V.  COVENANTS OF THE COMPANIES

        Other than with the consent of Mezzanine Investors holding a majority of the Series A Preferred Shares and except as set forth in Section 5.09 below. IA Holdings and each of its Subsidiaries (which term shall be deemed to include, for purposes of this Article V, any subsidiary or subsidiaries of IA Holdings formed after the date of this Agreement) shall comply with the following covenants, from and after the date hereof, until no Series A Preferred Shares remain outstanding.

        Section 5.01 Distributions or Redemptions. Except as otherwise expressly provided in the Certificate of Designations attached as Exhibit B hereto, so long as any Series A Preferred Shares remain outstanding, without the prior written consent of the Required Holders. IA Holdings shall not, nor shall it permit any Subsidiary to, redeem, purchase, or otherwise acquire directly or indirectly any Junior Securities, nor shall IA Holdings directly or indirectly declare or pay any dividend or make any distribution upon any Junior Securities.

        Section 5.02 Financial Statements and Reports. From time to time prior to an IP, IA Holdings shall furnish to each holder of Series A Preferred Shares:

               (a) As soon as available in any event within 45 days after the end of each quarter of each Fiscal Year, consolidated and consolidating balance sheets of IA Holdings and its Subsidiaries as of the end of such quarter, and consolidated and consolidating statements of income and a consolidated statement of cash flows of IA Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such fiscal quarter and consolidated and consolidating statements of income and a consolidated statement of cash flows of IA Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by IA Holdings' chief financial officer as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the most recent annual audit, together with (i) an Officer's Certificate stating that no default under the Senior Credit Agreement or the Note Purchase Agreement has occurred or is continuing or, if such a default has occurred or is continuing, a statement as to the nature thereof and the action that IA Holdings and its Subsidiaries have taken and propose to take with respect thereto, and (ii) in the event of any change from GAAP in the accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP;

               (b) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for IA Holdings and its Subsidiaries, including therein consolidated (and IA Holdings' prepared unaudited consolidating) balance sheets of IA Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidated (and IA Holdings' prepared unaudited consolidating) statements of income and a consolidated (and IA Holdings' prepared unaudited consolidating) statement of cash flows of IA Holdings and its Subsidiaries for such Fiscal Year, accompanied as to such consolidated statements, by an opinion of Ernst & Young LLP or other independent public accountants of recognized standing, together with (i) an Officer's Certificate stating that no default under the Senior Credit Agreement or Note Purchase Agreement has occurred or is continuing or, if such a default has occurred or is continuing, a statement as to the nature thereof and the action that IA Holdings and its Subsidiaries have taken and propose to take with respect thereto, and (ii) in the event of any change from GAAP in the accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP;

               (c) As soon as available and in any event no later than (i) at all times when the Senior Credit Agreement is outstanding, five days after delivery to the Agent under the Senior Credit Agreement or (ii) at any time when the Senior Credit Agreement is no longer outstanding, 30 days prior to the end of each Fiscal Year, forecasts prepared by the management of IA Holdings, in form reasonably acceptable to the Mezzanine Investors, of balance sheets, income statements, and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until February 2005.

        Section 5.03 Notice of Defaults. As soon as possible, and in any event within five (5) days after becoming aware of any default under the Senior Credit Agreement or the Note Purchase Agreement, IA Holdings shall furnish to each holder of Series A Preferred Shares an Officer's Certificate setting forth the details of such default and the action which IA Holdings has taken or proposes to take with respect thereto.

        Section 5.04 Notice of Litigation. From time to time prior to an IPO, promptly after the commencement thereof, IA Holdings shall furnish each holder of Series A Preferred Shares written notice of all actions, suits, and proceedings before any court or government department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting IA Holdings or any of its Subsidiaries, which (i) if adversely determined would have a Material Adverse Effect, or (ii) purports to affect the legality, validity, or enforceability of this Agreement, or any Related Agreement or consummation of the transactions contemplated hereby or thereby.

        Section 5.05 Communications with Independent Public Accountants. At any reasonable time and from time to time upon request and prior to an IPO, IA Holdings shall provide each Mezzanine Investor and any of its agents or representatives reasonable access to the independent public accountants of IA Holdings and its Subsidiaries to discuss the financial condition of IA Holdings or such Subsidiary, including, without limitation, any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of IA Holdings or such Subsidiary. Such access shall include, without limitation, upon request copies of any written recommendations concerning the management, finances, financial controls, or operations of IA Holdings or such Subsidiary received from such independent public accountants.

        Section 5.06 Miscellaneous. Subject to the provisions of Section 7.01, IA Holdings shall provide each Mezzanine Investor with such other information as the Mezzanine Investors may from time to time reasonably request respecting the business, properties, prospects, condition or operations, financial or otherwise, of IA Holdings or any of its Subsidiaries.

        Section 5.07 Existence and Business. IA Holdings and each of its Significant Subsidiaries will (i) except as permitted pursuant to Section 8.1 and Section 9.5 of the Note Purchase Agreement, preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect, (ii) preserve and maintain in full force and effect all rights, licenses, patents, and franchises, to the extent the failure to maintain the same would have a Material Adverse Effect (iii) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, to the extent the failure to comply with the same would have a Material Adverse Effect, and (iv) engage only in the businesses which IA Holdings and its Subsidiaries are conducting on the date of this Agreement and other businesses related thereto.

        Section 5.08 Taxes and Other Obligations. IA Holdings and each of its Subsidiaries (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments, and other governmental charges, imposed upon it and its properties, sales, and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies, to the extent the failure to pay and discharge the same would have a Material Adverse Effect; provided, however, that IA Holdings and any Significant Subsidiary may contest any such charges or claims in good faith so long as an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all lease obligations, trade debt, and all other indebtedness incident to its operations, as to which its failure to pay would have a Material Adverse Effect.

        Section 5.09 Insurance. IA Holdings and each of its Significant Subsidiaries (i) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards to the extent and in a manner customary for companies in similar businesses similarly situated, and (ii) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner customary for companies in similar businesses similarly situated; provided, however, that it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. On request of the Required Holders from time to time, IA Holdings will render to the Mezzanine Investors a statement in reasonable details as to all insurance coverage required by this Section.

        Section 5.10 Records and Accounts. IA Holdings shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. IA Holdings shall maintain reserves in accordance with generally accepted accounting principles.

        Section 5.11 Inspection. Subject to the provisions of Section 7.01 hereof, at any reasonable time and from time to time prior to an IPO, IA Holdings shall permit each Mezzanine Investor and any of its agents or representatives reasonable access to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, IA Holdings and its Subsidiaries and to discuss the affairs, finances, and accounts of IA Holdings and its Subsidiaries with any of their respective officers or directors and with IA Holdings' independent accountants.

        Section 5.12 Transactions with Affiliates. IA Holdings shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted hereunder and under the other Related Agreements with any of their Affiliates on terms that are fair and reasonable and no less favorable to such person than it would obtain in a comparable arm's-length transaction with a person not an Affiliate. Nothing herein is intended or shall be construed to limit the performance by IA Holdings or any of its Affiliates of obligations under the Management Agreement, a copy of which has been made available to the Mezzanine Investors on or before the date hereof, or (b) to restrict the ability of IA Holdings or any Significant Subsidiary to enter into any transaction not expressly prohibited herein in the ordinary course of business and which would not reasonably be expected to have a Material Adverse Effect.

        Section 5.13 Board Observation Rights. The Majority Holder shall have the right to designate one individual to attend all meetings of the Board of Directors of IA Holdings and each of its Subsidiaries as an observer (the "Board Observer"). The Board Observer will have the right to receive notice of all meetings of the Board of Directors of IA Holdings and each of such meetings and to attend and observe all such meetings, but will have no voting rights as a Board member or otherwise. The Board Observer shall be entitled to reimbursement of all travel expenses incurred in connection with attending such Board meetings. The right of the Person who is the Majority Holder to designate the Board Observer shall terminate upon the earlier of: (i) the effective date of the IPO; or (ii) the date at which such Person is no longer the Majority Holder.

                            ARTICLE VI. CONDITIONS

        Section 6.01 Conditions to the Obligations of the Mezzanine Investors. The obligations of the Mezzanine Investors to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of IA Holdings and its Subsidiaries made pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date (it being understood that representations and warranties made "as of the date hereof" shall also be deemed to have been made as of the Closing Date); IA Holdings and its Subsidiaries shall, on or before the Closing Date, have performed and satisfied all of its covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied on or before the Closing Date; and IA Holdings shall have delivered to the Mezzanine Investors an Officer's Certificate dated as of the Closing Date certifying to the foregoing effect.

               (b) Opinion of Counsel and Other Documents. On the Closing Date, the Mezzanine Investors shall have received (i) an opinion of Ropes & Gray, counsel for IA Holdings and its Subsidiaries, dated as of the Closing Date, such opinion to be reasonably satisfactory to the legal counsel for the Mezzanine Investors, and (ii) such other certificates and documents with respect to IA Holdings and its Subsidiaries as counsel for the Mezzanine Investors shall have reasonably requested.

               (c) No Actions or Proceedings. There shall exist no action, suit, investigation, litigation, or proceeding affecting IA Holdings or any of its Subsidiaries pending or threatened before any court, governmental agency, or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity, or enforceability of this Agreement or the consummation of the transactions contemplated by this Agreement, and which would be in the reasonable judgment of the Mezzanine Investors make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the consummation of the transactions contemplated hereby.

               (d) Approvals and Consents. IA Holdings and its Subsidiaries shall have made all filings with and notifications of governmental authorities, regulatory agencies, and other entities required to be made by it in connection with the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby, and the Mezzanine Investors shall have received copies of all required authorizations, waivers, consents, and permits necessary for the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Mezzanine Investors, from all third parties.

               (e) Other Agreements and Deliveries. IA Holdings and its Subsidiaries shall have delivered and entered into the Senior Credit Agreement, the Note Purchase Agreement, and all other documents and instruments to be delivered or entered into in connection therewith or in connection with this Agreement, all in form and substance satisfactory to the Mezzanine Investors and their counsel, and all conditions precedent to the initial extension of credit under the Senior Credit Agreement and the purchase of the notes under the Note Purchase Agreement shall have been satisfied.

               (f) Material Adverse Changes. There shall not have been any change or series of changes since the date of the most recent balance sheet of IA Holdings and its Subsidiaries delivered to the Mezzanine Investors that, in the reasonable business judgment of the Mezzanine Investors acting in good faith, have had a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect on the Companies.

               (g) Expenses. All expenses incurred in connection with the transactions contemplated by this Agreement shall have been paid in accordance with Section 7.06.

               (h) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of Delaware and shall have become effective prior to Closing to effect the rights, preferences, and privileges of the Mezzanine Investors contemplated by this Agreement, including without limitation the rights, preferences, and privileges in the form set forth in Exhibit B attached hereto.

               (i) Warrant. IA Holdings shall have executed and delivered the Warrants in substantially the form attached hereto as Exhibit C.

               (j) Stockholders' Agreement. IA Holdings, the Mezzanine Investors, and Fenway shall have entered into a Stockholders' Agreement in substantially the form attached hereto as Exhibit D.

        Section 6.02 Conditions to the Obligations of IA Holdings. The obligation of IA Holdings to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or at the Closing, of the following additional conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Mezzanine Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date (it being understood that representations and warranties made "as of the date hereof" shall also be deemed to have been made as of the Closing Date), and the Mezzanine Investors shall, on or before the Closing Date, have performed and satisfied all of their covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied by the Mezzanine Investors on or before the Closing Date.

               (b) No Actions or Proceedings. There shall exist no action, suit, investigation, litigation, or proceeding affecting the Mezzanine Investors pending or threatened before any court, governmental agency, or arbitrator that purports to affect the legality, validity, or enforceability of this Agreement or the consummation of the transactions contemplated by this Agreement. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the consummation of the transactions contemplated hereby.

               (c) Approvals and Consents. IA Holdings shall have made all filings with an notifications of governmental authorities, regulatory agencies, and other entities required to be made by it in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, and IA Holdings shall have received all required authorizations, waivers, consents, and permits necessary for the consummation of the transactions contemplated by this Agreement, in form and substance reasonable satisfactory to IA Holdings, from all third parties.

                         ARTICLE VII.  MISCELLANEOUS.

        Section 7.01 Confidentiality Covenant. Each of the Mezzanine Investors will not, and will not permit any of its respective directors, officers, employees, agents or representatives (collective, "Representatives") to disclose any confidential or proprietary information relating to the Company that is conspicuously labeled "CONFIDENTIAL" furnished to the Mezzanine Investors by or on behalf of IA Holdings or any of its Affiliates or Representatives ("Confidential Information") or use any Confidential Information for any purpose other than in evaluating IA Holdings and its Subsidiaries in connection with its investment in the Securities and its evaluation of such investment; provided, however, that:

               (a) Confidential Information may be disclosed to any of the Representatives of a Mezzanine Investor who have a need to know such information in connection with the transactions contemplated hereby and the monitoring of such investment and who are directed, and agree, to comply with the provisions of this Section 7.01 that apply to the Mezzanine Investors;

               (b) Confidential Information may be disclosed to any Permitted Transferee (as such term is defined in the Stockholders' Agreement) to which any Mezzanine Investor sells or offers to sell any Securities (or any interest in Securities) and who agrees to comply with the provisions of this Section 7.01 that apply to the Mezzanine Investors; and

               (c) As used herein, the term "Confidential Information" shall not include any information that is or becomes generally available to the public (other than as a result of disclosure in violation hereof) or any information received by a Mezzanine Investor or any of its Representatives from a third party not bound by a duty of confidentiality to IA Holdings or any of its Affiliates.

In addition, Confidential Information may be disclosed if required by legal process or by applicable law (including, without limitation, as may be required in any report, statement, or testimony required to be submitted to any municipal, state, provincial, or federal regulatory body having or claiming to have jurisdiction over any party or any of such party's affiliates or to the United States National Association of Insurance Commissioners or similar organizations or their successors).

        Section 7.02  Indemnities.

               (a) IAH Acquisition will indemnify, exonerate and hold each Mezzanine Investor and each of the respective partners, shareholders, Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employee and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonably attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnities or any of them as a result of, arising out of, or relating to any breach of any representation, warranty or agreement by IA Holdings or IAH Acquisition or any misrepresentation by IA Holdings or IAH Acquisition set forth in
        Section 3.01(a), (b), or (e) of this Agreement except for any such Indemnified Liabilities that arise on account of such Indemnitees, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, IA Holdings hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to IA Holdings or any of its Subsidiaries or Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute either breach of this Agreement or gross negligence or willful misconduct.

               (b) Each Mezzanine Investor agrees to indemnify and hold harmless IA Holdings from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party or any misrepresentation by such indemnifying party in this Agreement.

        Section 7.03 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

        Section 7.04 Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt, or if delivered or sent by facsimile transmission, upon confirmation or transmission, or if sent by overnight courier, the second day after deposit, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate as to itself by notice to the other parties).

        To the Mezzanine Investors:    New York Life Insurance Company
        --------------------------     51 Madison Avenue
                                       New York, NY 10010
                                       Attn:  Investment Department-Private
                                       Finance Group Room 206
                                       Fax Number: (212) 447-4122

        with copies to:                New York Life Insurance company
                                       51 Madison Avenue
                                       New York, NY 10010
                                       Attn: Office of the General Counsel,
                                       Room 1104
                                       Fax Number: (212) 576-8340

                                       and

                                       Goodwin, Procter & Hoar LLP

                                       Exchange Place
                                       Boston, MA 02109-2881
                                       Attn:  Kevin M. Dennis, Esq.
                                       Fax Number: (617) 523-1231

        To IA Holdings:                Iron Age Holdings Corporation
        -------------                  Robinson Plaza Three, Suite 400
                                       Pittsburgh, PA 15205
                                       Attn:  President

        with copies to:                IA Holdings Corp.
                                       c/o Fenway Partners, Inc.
                                       152 West 57th Street, 59th Floor
                                       New York, NY  10019
                                       Attn:  Andrea Geisser
                                       Fax Number: (212) 581-1205

                                       and

                                       Ropes & Gray
                                       One International Place
                                       Boston, MA 02110
                                       Attn:  John Ayer, Esq. and Patrick Diaz,
                                       Esq.
                                       Fax Number: (617) 951-7050

        Section 7.05 Merger. This Agreement and the other Related Agreements contemplated hereby constitute the entire agreement of IA Holdings and its Subsidiaries and the Mezzanine Investors and express the entire understanding of IA Holdings and its Subsidiaries and the Mezzanine Investors with respect to the Securities.

        Section 7.06  Successor and Assigns.

               (a) This Agreement shall bind and shall be enforceable by the respective successors and assigns of the parties hereto. The representations and warranties made by the Companies in this Agreement shall bind the Companies' successors and assigns.

               (b) Subject to the terms of the Related Agreements, each Mezzanine Investor shall have the right from time to time and at any time to sell, assign, transfer, negotiate, and grant participation interests in all or any part of the Securities and its rights under this Agreement or any other Related Agreement to one or more Permitted Transferees (as such term is defined in the Stockholders' Agreement); provided, however, that (i) each such transfer complies in all material respects with all applicable securities laws and with the applicable terms of the Related Agreements, and (ii) each such Permitted Transferee by acceptance of any Securities or any interest therein confirms for itself the representations and warranties set forth in Article IV with respect to itself and its purchase of Securities. In the case of any such sale, assignment, transfer, negotiation, or participation in all or any portion of the Securities and its rights under any other Related Agreement, the assignee, transferee, or recipient thereof shall have, to the extent of such sale, assignment, transfer, negotiation, or participation, the same rights, benefits, and obligations as such Mezzanine Investor hereunder. IA Holdings hereby acknowledges and agrees that any such sale, assignment, or other disposition described in this
        Section 7.06(b) (other than participations) will give rise to direct obligations of IA Holdings to the buyer, assignee, or transferee, as the case may be, as if such buyer, assignee, or transferee were an original signatory to this Agreement.

        Section 7.07 Fees and Expenses. All of the fees and expenses of IA Holdings and its Subsidiaries incurred in connection with or relating to or arising out of the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby shall be paid by IA Holdings and no expenses of IA Holdings and its Subsidiaries relating in any way to the transactions contemplated hereby (including without limitation consulting, accounting, or other professional expenses of the Companies) shall be charged to or paid by the Mezzanine Investors. IA Holdings agrees to pay on demand all of the Mezzanine Investors' reasonable expenses in preparing, executing, delivering, and administering the Related Agreements, all amendments thereto, and all related documents and instruments, including, without limitation, the reasonable fees and out-of-pocket expenses of the Mezzanine Investors' special counsel, Goodwin, Procter & Hoar LLP. IA Holdings also agrees to pay all stamp and other taxes in connection with the execution and delivery of the Related Agreements and related instruments and documents.

        Section 7.08 Publicity and Disclosures. None of the parties hereto nor any of their respective stockholders, subsidiaries, affiliates, officers, directors, or employees shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, except (i) to the extent disclosure is required by any applicable law or regulation or by any court or authorized administrative or governmental agency, and (ii) IA Holdings may issue or cause the publication of press releases or other announcements with respect to this Agreement or the other transactions contemplated hereby, provided that any such press release or announcement shall not mention NYL's participation with respect to this Agreement or the other transactions contemplated hereby without NYL's prior written consent which may be withheld in its sole discretion.

        Section 7.09 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

        Section 7.10 Counterparts. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

        Section 7.11 Certain Remedies; Severability. It is specifically understood and agreed that (i) any breach of this Agreement by any of the parties hereto will result in irreparable injury to IA Holdings and the Mezzanine Investors, as applicable, that the remedy at law alone will be an inadequate remedy for such breach and that, without limitation of any other remedy for such breach and that, in addition to any other remedy it may have, the aggrieved party shall be entitled to enforce the specific performance of this Agreement by the breaching party and to seek both temporary and permanent injunctive relief, without the necessity of proving actual damages, but without limitation of their rights to recover such damages, and (ii) the sole remedy for any breach of a covenant contained in Article V hereof shall be specific performance and no Person shall seek any other remedy in connection with any such breach. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal, and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal, or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part of a provision had never been contained in this Agreement.

        Section 7.12 Amendments; Waivers. Any party may waive any provision, covenant, or condition intended for its benefit in its discretion, but delay on the part of any party in exercising any right, power, or privilege hereunder shall not operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power, or privilege preclude any further exercise thereof or the exercise of any other such right, power, or privilege. This Agreement may be amended only upon the prior written consent of IA Holdings and the Mezzanine Investors.

        Section 7.13 Further Assurances. In addition to the actions, contracts, and other agreements and documents specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

        Section 7.14 Consent to Jurisdiction. Each of the parties hereto hereby agrees that all actions, suits, and proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof: (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit, or proceeding arising out of or based upon this Agreement or the subject matter hereof; and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit, or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit, or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit, or proceeding brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit, or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such action, suit, or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, to the persons and at the addresses set forth in Section 7.04 above, is reasonably calculated to give actual notice, and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit, or proceeding any claim that such service of process does not constitute good and sufficient service of process.

        Section 7.15 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT NEITHER HE OR IT, NOR ANY ASSIGNEE OR SUCCESSOR THERETO, WILL ASSERT (WHETHER AS A PLAINTIFF,

DEFENDANT, OR OTHERWISE) ANY RIGHT TO (i) A JURY TRIAL IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE, OR (ii) CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS
SECTION 7.15 HAVE BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS
SECTION 7.15 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO A JURY TRIAL.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Securities Purchase Agreement to be executed as of the date set forth above.

                                    MEZZANINE INVESTORS:

                                    NEW YORK LIFE INSURANCE COMPANY, a
                                    New York corporation

                                    By:      /s/  Andrew H. Steuerman
                                           ---------------------------------
                                    Name:         Andrew H. Steuerman
                                           ---------------------------------
                                    Title:        Assistant Vice President
                                           ---------------------------------

                                    FENWAY PARTNERS CAPITAL FUND, L.P., a
                                    Delaware limited partnership

                                      By:  Fenway Partners L.P., its general
                                           partner

                                        By:  Fenway Partners Management, Inc.,
                                                its general partner

                                                By:  /s/ Andrea Geisser
                                                     -----------------------

                              COMPANIES:

                                IA HOLDINGS CORP., a Delaware corporation

                                By:    /s/  Andrea Geisser
                                         ----------------------------
                                Name:       Andrea Geisser
                                         ----------------------------
                                Title:      Vice President
                                         ----------------------------

                                IAH ACQUISITION CORP., a Delaware corporation

                                By:    /s/  Andrea Geisser
                                         ----------------------------
                                Name:       Andrea Geisser
                                         ----------------------------
                                Title:      Vice President
                                         ----------------------------

                                   EXHIBIT A

                                      TO

                         SECURITIES PURCHASE AGREEMENT

                          LIST OF MEZZANINE INVESTORS
                           AND SECURITIES PURCHASED

------------------------------------------------------------------------------------------------
                                                               Number of
                      Number of                                Common
                      Series A            Number of            Shares
Name and              Preferred Shares    Common Shares        Underlying         Aggregate
Address               Purchased           Purchased            Warrants           Payment
                                                               Purchased
------------------------------------------------------------------------------------------------
New York Life                1,000             5,555.56             4,641.66      $12,020,203
Insurance Co.
51 Madison Ave.
New York, NY
10010
------------------------------------------------------------------------------------------------
Fenway Partners               500              2,777.78             2,320.83      $ 6,010,100
Capital Fund L.P.
152 West 57th St.
59th Floor
New York, NY
10019
------------------------------------------------------------------------------------------------
        Total                1,500             8,333.34             6,962.49      $18,030,303
------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

               Certificate of Designation, Preferences And Rights
                                    of  the

                            SERIES A PREFERRED STOCK

                                      of

                               IA HOLDINGS CORP.

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware


     I, Andrea Geisser, Vice President, of IA Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with Section 151 of the Delaware General Corporation Law, certify:

     FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of up to 15,000 shares of preferred stock, par value $.01 per share, in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

     SECOND: The Board of Directors, by unanimous written consent dated February 25, 1997, duly adopted the following resolution authorizing the creation of a new series of such preferred stock, to be known as "Series A Preferred Stock," stating that 10,000 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

     BE IT RESOLVED, that the terms of the Series A Preferred Stock shall be as follows:

     Section 1. Designation and Number. The designation of the first series of the authorized preferred stock, par value $.01 per share, of the Corporation shall be Series A Preferred Stock (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 10,000.

     Section 2.  Dividends.
                 ---------

     2A.  General Obligation.   When, as and if declared by the Board of
Directors and to the extent permitted by law, the Corporation shall pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 2. Dividends on each share of the Series A Preferred Stock (a "Class A Preferred Share") shall accrue from the date of issuance of such Class A Preferred Share at the rate of fifteen and one-half percent (15-1/2%) per annum of the Liquidation Value thereof; provided, however, that such dividend rate shall be subject to increase in the following circumstances and manner:

               (i) In the event that any Class A Preferred Shares are not redeemed on or before February 26, 2007 (as contemplated by Section 5A) then the dividend rate applicable on such shares shall thereafter accrue until redemption of such shares at the following rates for the following periods:

                    Period                               Rate

          February 27, 2007 to March 26, 2007           15- 1/2%
          March 27, 2007 to September 26, 2007          16- 1/2%
          September 27, 2007 to March 26, 2008          17- 1/2%
          March 27, 2008 to September 26, 2008          18- 1/2%
          September 27, 2008 to March 26, 2009          19- 1/2%
          Thereafter until redeemed                         20%

               (ii) From and after any Change in Ownership Triggering Event, in the event that any Class A Preferred Shares with respect to which the holder thereof has requested redemption and complied with the notice and other delivery requirements of Section 5E are not so redeemed on the Change in Ownership Redemption Date then (subject to the provisions of Section 5E regarding rescission of redemption requests) the dividend rate applicable to such shares shall thereafter accrue from the Change in Ownership Redemption Date with respect to such shares until redemption of such shares at the rate of: seventeen and one-half percent (17- 1/2%) per annum for the six-month period commencing on such Change in Ownership Redemption Date, eighteen and one-half percent (18- 1/2%) for the next succeeding six-month period, nineteen and one-half percent (19- 1/2%) for the next succeeding six-month period and 20% thereafter until redeemed.

All such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid, or shall be declared with funds irrevocably set apart for payment or shall be paid through issuance of additional Class A Preferred Shares (as hereinafter provided), before any cash dividends may be paid with respect to any Junior Securities. The date on which the Corporation initially issues any Class A Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Class A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Preferred Share.

     2B. Dividend Payments. Subject to the limitations set forth in Section 2A, dividends on the Series A Preferred Stock shall be payable in cash or, at the option of the Corporation, in whole or in part in additional Class A Preferred Shares (including fractional shares) on the last day of January of each year (each such date a "Dividend Payment Date") beginning in January 1998. In the event the Corporation elects to pay such dividends in the form of additional Class A Preferred Shares, the Corporation may, but shall not be obligated to, pay cash in lieu of any fractional shares issuable in connection with such dividends.

     2C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class A Preferred Shares held by each such holder.

     Section 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class A Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the holders of the Series A Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share, each share of Common Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value of such property.

     Section 4. Priority of Series A Preferred Stock on Dividends and Redemptions. So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of two thirds (66-2/3%) of the Class A Preferred Shares then outstanding, the

Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided, however, that (i) the Corporation may repurchase or redeem any Junior Securities from any Mezzanine Investor pursuant to the provisions of Section 3.1.7 of the Stockholders Agreement as in effect on the date hereof, (ii) the Corporation may repurchase or redeem any Junior Securities held by any officers, directors or employees of the Corporation or its Subsidiaries (or by any Member of the Immediate Family (as defined in the Stockholders Agreement) of any such officer, director or employee, or, after the death of any such holder, by any such holder's estate, executors, administrators and personal representatives or any such holder's heirs, legatees or distributees) and (iii) the Corporation may declare and pay any dividend and make any distributions which are payable solely in the form of additional Junior Securities.

     Section 5.  Redemptions.

     5A. Mandatory and Optional Redemption. On February 26, 2007, the Corporation shall redeem each Class A Preferred Share then outstanding (the "Mandatory Redemption"), subject to the limitations set forth in Section 5B below. In addition, the Corporation may, at its option, at any time and from time to time, redeem all or any portion of the Class A Preferred Shares then outstanding (each an "Optional Redemption"). Upon either a Mandatory Redemption or an Optional Redemption, the Corporation shall pay out of funds legally available therefor a price per Class A Preferred Share equal to the Redemption Price.

     5B. Redemption Payments. For each Class A Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay out of funds legally available therefor to the holder of such Class A Preferred Share (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class A Preferred Share) an amount equal to the Redemption Price; provided, however, that Mandatory Redemptions shall only be made to the extent that funds of the Corporation are legally available for such purposes after: (i) all obligations under the Senior Credit Agreement and all other Designated Senior Debt (collectively, the "Senior Credit Obligations") have been paid in full and all commitments to lend additional amounts thereunder or under any other agreement with respect to Designated Senior Debt shall have been canceled (or such redemption has been consented to by the lenders under the Senior Credit Agreement and any other holders of Designated Senior Debt to the extent required thereunder) and (ii) the Subordinated Notes have been paid in full (or such redemption has been consented to by the holders thereof). If the funds of the Corporation available, after fulfillment of the conditions set forth in clauses (i) and (ii) of the immediately preceding sentence (such fulfillment being referred to herein as the "Satisfaction of the Specified Credit Obligations"), for redemption of Class A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class A Preferred Shares to be redeemed on such date, those funds which are available after the Satisfaction of the Specified Credit Obligations shall be used to redeem the maximum possible number of Class A Preferred Shares pro rata among the holders of the Class A Preferred Shares to be redeemed based upon the aggregate Redemption Price of such Class A Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are available (after Satisfaction of the Specified Credit Obligations) for the redemption of Class A Preferred Shares, such funds shall thereafter be used to redeem the balance of the Class A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     5C. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder thereof not more than 60 nor less than 10 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class A Preferred Shares.

     5D. Dividends After Redemption Date. No Class A Preferred Shares shall be entitled to any dividends accruing after the date on which the Redemption Price of such Class A Preferred Share is paid (or made available for payment to) to the holder of such Class A Preferred Share. On such date, all rights of the holder of such Class A Preferred Share shall cease, and such Class A Preferred Share shall no longer be deemed to be issued and outstanding.

     5E. Special Redemptions. If a Change in Ownership Triggering Event has occurred or the Corporation obtains knowledge that a Change in Ownership Triggering Event is likely to occur, the Corporation shall give prompt written notice of such Change in Ownership Triggering Event describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred Stock, provided that: (i) at any time prior to an initial Public Offering such notice shall be given at least five days prior to the occurrence of such Change in Ownership Triggering Event and (ii) at any time after an initial Public Offering such notice shall be given within ten days after the occurrence of such Change in Ownership Triggering Event. The holders of the Series A Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holders at a price per Class A Preferred Share (payable from funds legally available therefor after Satisfaction of the Specified Credit Obligations) equal to the Redemption Price by giving written notice to the Corporation of such election prior to the later of: (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership Triggering Event (the "Expiration Date").

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class A Preferred Shares specified therein on the later of: (a) the Business Day upon which the Change in Ownership Triggering Event occurs or (b) the fifth Business Day after the Corporation's receipt of such election(s) (the later of such dates being referred to herein as the "Change in Ownership Redemption Date"); provided, however, that the Corporation shall not be obligated to consummate such redemption except to the extent that funds of the

Corporation are legally available for such purpose after Satisfaction of the Specified Credit Obligations. If any proposed Change in Ownership Triggering Event does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction. The Company will give prompt notice to all holders of Class A Preferred Shares of any material change in the terms or timing of any proposed Change in Ownership Triggering Event. In the event of any such automatic or volitional rescission, the increase in dividend rate contemplated by Section 2A(ii) shall not apply to any Series A Preferred Shares the subject of such rescission.

     5F. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     Section 6.  Voting and Other Rights.

     6A. Voting. Except as otherwise provided herein and as otherwise required by applicable law, the Series A Preferred Stock shall have no voting rights.
The number of Class A Preferred Shares entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except to the extent otherwise required by law, the holders of Series A Preferred Stock shall vote together as a single class on all matters.

     6B. Other Rights. In addition to any rights provided by law, without the written consent of the holders of two thirds (66-2/3%) of the Class A Preferred Shares then outstanding, the Corporation shall not:

               (i) authorize any proposed amendment to the Corporation's Certificate of Incorporation (including this Certificate of Designation) that would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of any shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to adversely affect them; or

               (ii) authorize, issue or sell, or obligate itself to authorize, issue or sell, any class or series of preferred stock that is senior to or pari passu with the Series A Preferred Stock with respect to dividends, liquidation preferences or redemption rights (other than additional shares of Series A Preferred Stock which are issued in lieu of cash dividends pursuant to Section 2).

     Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class A Preferred Shares represented by the surrendered certificate. Subject to any stockholder or other agreements between the Corporation and the holders of Series A Preferred Stock, each such new certificate shall be registered in such name and shall represent such number of Class A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

     Section 8.  Replacement.  Upon receipt of evidence reasonably satisfactory
                 -----------
to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 9.  Definitions.   As used in this Certificate, the following terms
are used with the meanings ascribed thereto in this Section 9.

     "Change in Ownership Triggering Event" means, for purposes of Section 5E, any of the following: (i) at any time prior to a Public Offering Fenway and its affiliates shall cease to retain the right to elect a majority of the Board of Directors, (ii) at any time after a Public Offering Fenway, the Mezzanine Investors and the respective affiliates of Fenway and the various Mezzanine Investors shall cease to have the power to elect a majority of the Board of Directors or (iii) at any time the Corporation sells all or substantially all of its assets (including through sale of all or substantially all of the stock of its Subsidiaries or sale of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole).

     "Closing Date" means the first day on which any shares of Class A Preferred Stock are issued and sold pursuant to the Securities Purchase Agreement.

     "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Designated Senior Debt" shall have the meaning set forth in the Note Purchase Agreement.

     "Fair Market Value" means the fair market value determined (i) in the case of any property to be valued where the value of such property is reasonably likely to exceed $5,000,000 in the aggregate, absent any agreement between the Corporation and the holders of two-thirds (66-2/3%) of the Preferred Stock then outstanding, by an Independent Investment Banking Firm retained by the Corporation (the fees and expenses of which shall be the responsibility of the Corporation) selected as set forth below and (ii) in all other cases, in good faith by the Board of Directors. In the circumstances identified in clause (i) of the immediately preceding sentence, the Board of Directors shall provide to each holder of the Preferred Stock subject to such distribution a list of three Independent Investment Banking Firms none of whom shall be an Affiliate of the Corporation, and within 15 days of receipt of such list, the holders of a majority of the Preferred Stock subject to such distribution shall select from such list the Independent Investment Banking Firm to perform the calculation; provided, however, that in the event an Independent Investment Banking Firm is not selected within such 15 day period, the Board of Directors shall make such selection.

     "Fenway" means Fenway Partners Capital Fund., L.P., a Delaware limited partnership.

     "IAH" means IAH Acquisition Corp.,a Delaware corporation and a subsidiary of the Corporation.

     "Independent Investment Banking Firm" means any investment banking firm which is not the beneficial owner of any equity interest in the Company or any shareholder of the Company.

     "Junior Securities" means any Common Stock or any other equity securities of the Corporation which rank junior as to liquidation rights, dividend rights and redemption rights to the Series A Preferred Stock.

     "Liquidation Value" of any Class A Preferred Share as of any particular date shall be equal to $10,000.

     "Mezzanine Investors" shall have the meaning set forth in the Stockholders Agreement.

     "Note Purchase Agreement" means the Note Purchase Agreement dated on or about February 26, 1997 among IAH, New York Life Insurance Company and Fenway (as amended and in effect from time to time), a copy of which is maintained at the Corporation's headquarters and is available to holders of Series A Preferred Shares upon request.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

     "Redemption Date" as to any Class A Preferred Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Redemption Date unless the Redemption Price of such Class A Preferred Share is actually paid (or made available for payment) in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid (or made available for payment).

     "Redemption Price" means, for each Class A Preferred Share, the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

     "Securities Purchase Agreement" means the Securities Purchase Agreement dated on or about February 26, 1997 among the Corporation, IAH, New York Life Insurance Company and Fenway (as amended and in effect from time to time), a copy of which is maintained at the Corporation's headquarters and is available to holders of Series A Preferred Shares upon request.

     "Senior Credit Agreement" shall have the meaning provided in the Note Purchase Agreement.

     "Stockholders Agreement" means the Stockholders Agreement dated on or about February 26, 1997 among the Corporation and the stockholders named therein, as amended and in effect from time to time, a copy of which is maintained at the Corporation's headquarters and is available to holders of Series A Preferred Shares upon request.

     "Subordinated Notes" means the 12.5% Subordinated Notes of IAH issued pursuant to the Securities Purchase Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any

Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock or the times at which redemption of Series A Preferred Stock is to occur or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of one hundred percent (100%) of the Series A Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding.

     Section 11. Notices. Any notice or other communication referred to herein shall be in writing, addressed as hereinafter provided, and shall be deemed effective (x) when delivered or (y) if sent by overnight courier, two Business Days after the same shall have been deposited with such courier, or (z) if delivered or sent by facsimile transmission, upon confirmation of transmission. Such notices or other communication shall be addressed as follows: (i) if to the Corporation, at its principal executive offices and (ii) if to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     Section 12. Adjustment. All numbers and amounts set forth herein which refer to share prices or amounts or liquidation preference related amounts, shall be appropriately adjusted (as determined by the Board of Directors) to reflect any stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock.

     In witness whereof, said IA Holdings Corp. has caused this Certificate of Designation, Preferences and Rights to be executed by an officer of said Corporation thereunto duly authorized, this 25 day of February 1997.

                                    IA HOLDINGS CORP.



                                    By  /s/  Andrea Geisser
                                      ----------------------------------
                                       Title: Vice President

                                                                    Exhibit C to
                                                   Securities Purchase Agreement

     THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 26, 1997 (THE "STOCKHOLDERS AGREEMENT") WHICH, AMONG OTHER THINGS, RESTRICTS THE TRANSFER OF THIS WARRANT OR ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT AND REQUIRES THE SALE OF THIS WARRANT OR SUCH SHARES IN CERTAIN CIRCUMSTANCES. THE ISSUER WILL FURNISH A COPY OF THE STOCKHOLDERS AGREEMENT TO THE HOLDER OF THIS INSTRUMENT WITHOUT CHARGE UPON WRITTEN REQUEST.

                               IA HOLDINGS CORP.
                         COMMON STOCK PURCHASE WARRANT

No. R-001                                                     February 26, 1997

          THIS IS TO CERTIFY THAT _____________, a ___________, or registered assigns (the "Holder") is entitled, at any time prior to the Expiration Time (as hereinafter defined), to purchase from IA HOLDINGS CORP., a Delaware corporation (the "Company"), the name of which on or about the date hereof will be changed to "Iron Age Holdings Corporation," _____ duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company, at a purchase price equal to three hundred sixty-three and 64/100 dollars ($363.64) per Original Share, all subject to the terms, conditions and adjustments set forth below in this Common Stock Purchase Warrant (this "Warrant", such term to include any such warrants issued in substitution therefor). This Warrant was originally issued pursuant to the 1997 Mezzanine Securities Purchase Agreement.

1.  EXERCISE OF WARRANT.

          1.1. Manner of Exercise; Payment. This Warrant may be exercised by the Holder, in whole or in part during normal business hours on any Business Day on or prior to the Expiration Time, by surrender of this Warrant to the Company at its office maintained pursuant to Section 7.2(a), accompanied by a subscription in substantially the form attached to this Warrant as Exhibit A duly executed by the Holder and accompanied by payment by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the sum of (i) the number of Original Shares designated in such subscription, and (ii) the cumulative increase in the number of shares obtainable upon exercise of this warrant as provided in Section

2.4 by (b) the Exercise Price; and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock specified in said subscription, subject to adjustment in accordance with Section 2. In lieu of payment of the exercise price by certified or official bank check as provided above, the Holder may elect a cashless exercise. In the case of such cashless exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock specified in its subscription, subject to adjustment in accordance with Section 2, less the number of shares with an aggregate Fair Market Price equal to the aggregate Exercise Price that would have been payable upon such exercise absent election of the cashless exercise alternative. Any such cashless exercise election shall be indicated by checking the appropriate box on the subscription.

          1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the next Business Day after this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

          1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (or, in the case of a cashless exercise as contemplated by Section 1.1 within five (5) Business Days of the final determination of Fair Market Price of shares issuable upon exercise thereof), the Company at its expense will cause to be issued in the name of and delivered to the Holder or, subject to Section 7, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

          (a) a certificate or certificates representing the aggregate number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Fair Market Price per share on the Business Day next preceding the date of such exercise; and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Original Shares equal to the number of Original Shares called for in the introductory paragraph of this Warrant minus the number of Original Shares designated by the Holder upon such exercise as provided in Section 1.1.

2. ADJUSTMENT OF EXERCISE PRICE AND/OR NUMBER OF SHARES. In order to protect the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2.1. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) its outstanding share of Common Stock into a smaller number of shares, the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately adjusted so that the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of such subdivision or combination shall become equal to the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event would own or be entitled to receive in respect of such shares upon the happening of such event.

     2.2. Reorganization, Reclassification, Consolidation, Merger or Sale. In the event of any reorganization, reclassification, consolidation or merger of the Company with or into another corporation where the Company is not the surviving corporation or where there is a conversion of or distribution with respect to the Common Stock outstanding immediately prior to such consolidation or merger, sale or other disposition of all or substantially all of the Company's assets to another Person or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets ("Other Property") with respect to or in exchange for Common Stock (any such transaction being referred to herein as an "Organic Change"), prior to the consummation of such Organic Change, the Company shall make appropriate provision to insure that the Holder shall thereafter have the right to receive, upon exercise of this Warrant, in lieu of the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, only such Other Property as may be issuable or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant (and payment or satisfaction of the Exercise Price) in connection with such Organic Change. In any such case, the Company shall make appropriate provision with respect to the Holders' rights and interests to insure that the provisions of this Section 2 and Section 3 shall thereafter continue to be applicable to this Warrant. The Company shall not effect any such Organic Change unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity acquiring such assets assumes by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

     2.3. Certain Other Distributions. If at any time after the date hereof the Company shall pay any dividend or otherwise distribute in respect of the Common Stock any:

     (a)  cash;

     (b) evidences of indebtedness, shares of stock or other securities or property of any nature whatsoever, or

     (c) other warrants or rights to subscribe for or purchase any evidences of indebtedness, shares of stock or other securities or property of any nature whatsoever,

then, to the extent that such dividend or distribution does not result in any adjustment pursuant to Sections 2.1 and 2.2:

          (i) in the case of a distribution of cash, the Exercise Price shall be reduced by an amount equal to the per share amount of the cash dividend; an d

          (ii) in the case of any other distribution, the Company shall provide the holder with ten (10) Business Days' prior written notice of such distribution and make appropriate provisions to insure that the Holder shall thereafter have the right to receive, upon exercise of this Warrant (and payment or satisfaction of the Exercise Price), in addition to the Warrant Shares immediately theretofore acquirable and recoverable upon exercise of this Warrant, either (A) such evidences of indebtedness, shares of stock, warrants, rights to subscribe or other property as would have been receivable by the Holder had this Warrant been exercised prior to the time the Company took a record of holders of Common Stock for purposes of entitling them to receive such dividend or distribution, or (b) an amount of cash equal to the fair market value of the property described in clause
     (A) as of the date of such distribution, calculated in the same manner as Fair Market Price.

     The adjustment provided for in this Section 2.3 shall under no circumstances reduce the aggregate Exercise Price payable in connection with any exercise of this Warrant below the aggregate par value of shares issuable upon such exercise.

     2.4. Exercise of Certain Management Stock Options. Whenever options granted by the Company under Sections 6(c)(1)(ii)(A) of the 1997 Stock Option Plan of the Company become exercisable pursuant to the terms of such plan, the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased by a number equal to the product of (a) 6.95% of the number of shares that become issuable as a result of such vesting, and (b) a fraction, the numerator of which is the number of shares listed in the introductory paragraph of this Warrant, and the denominator of which is 6,962.49.

     2.5. Continuing Effect. The provisions of Section 2.1, 2.2, 2.3, and 2.4 shall similarly apply to successive transactions or events of the types specified therein.

     2.6. Computation of Adjustments. In each case of any adjustment or readjustment of the Exercise Price or in the number of Warrant Shares issuable upon the exercise of this Warrant, the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant, such computation to be determined in good faith by the Board of Directors of the Company, and furnish a certificate showing such computations in reasonable detail to the Holder.

3.  RESTRICTIONS ON CORPORATE ACTION; NOTICE OF CERTAIN EVENTS.

     3.1. Restrictions on Corporate Action. The Company will not, by amendment of its certificate of incorporation or through any transfer of assets, dissolution, or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock necessary to satisfy the rights of the holders of the Warrants to purchase Warrant Shares. All shares of Common Stock issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise (and payment or satisfaction of the Exercise Price), shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

     3.2. Notice of Certain Events. The Company will notify the Holder, in accordance with the provisions of Section 9 below, at least twenty (20) days prior to any of the following events: (i) any Initial Public Offering or any sale or other disposition (including, without limitation, by merger or consolidation) of a majority of the capital stock or assets of the Company to any Person that is not an Affiliate of the Company, (ii) the date on which the Company closes its books or takes a record (A) with respect to any pro rata dividend, distribution or subscription offer to holders of Common Stock, or (B) for determining rights to vote with respect to, or participate in, any Organic Change, dissolution or liquidation.

     The Company's obligations under this Section 3 shall terminate at the Expiration Time.

4. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

5.  RESTRICTIONS ON TRANSFER.

     5.1. Restrictive Legends. Except as otherwise permitted by this Section 5, each certificate for Warrant Shares issued upon the exercise of any Warrant, each certificate issued upon the direct or indirect transfer of any such securities, and each Warrant issued upon direct or indirect transfer or in substitution for this Warrant pursuant to Section 7 shall be transferable only upon satisfaction of the conditions specified in the Stockholders Agreement and in this Section 5 and shall be stamped or otherwise imprinted with legends in substantially the form appearing at the beginning of this Warrant or as required by the Stockholders Agreement.

     5.2. Notice of Proposed Transfer. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice shall describe the manner and circumstances of the proposed transfer.
The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The Company shall provide such notice to its own counsel. The following provisions shall then apply:

          (i) If the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, such holder shall thereupon be entitled (subject to compliance with the transfer restrictions of the Stockholders Agreement) to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such Restricted Securities issued upon or in connection with such transfer shall bear the restrictive legends required by Section 5.1, unless the applicable restrictions on transfer shall have ceased and terminated as to such Restricted Securities pursuant to Section 5.3.

          (ii) If the proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 5.2 and fulfillment of the provisions of clause (i) above or (y) such Restricted Securities have been effectively registered under the Securities Act.

     5.3.  Termination of Restrictions.  Subject to any transfer restrictions in
           ---------------------------
the Stockholders Agreement, the restrictions imposed by this Section 5 hereof upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act, or (b) when such restrictions are no longer required in order to insure compliance with the Securities Act or Sections 3 and 11 of the Stockholders Agreement. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 5.1.

6. AVAILABILITY OF INFORMATION. From such time, if any, as the Company may have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act until such time as the Company may have terminated registration of its securities by filing a certificate on Form 15 or otherwise in accordance with applicable law, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also cooperate with all reasonable requests by holders of any Restricted Securities for such information as may be necessary for such holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.
The Company will furnish to each holder of any Warrants, promptly upon request by the Holder, copies of all financial statements, reports, notices and proxy statements, sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

7.  OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

     7.1. Ownership of Warrants. The Company may treat the person in whose name this Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 7.2(a) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in compliance with the provisions of
Section 5 hereof and any applicable provisions contained in the Stockholders Agreement, the Company shall register such transfer on the books of the Company referred to in Section 7.2 and provided, however, that if this Warrant is assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 5 hereof and to the provisions of the Stockholders Agreement, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     7.2.  Office; Transfer and Exchange of Warrants.

          (a) The Company will maintain an office (which may be an agency maintained at a bank) in the United States of America where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at Robinson Plaza Three, Suite 400, Pittsburgh, Pennsylvania until such time as the Company shall notify the holders of the Warrants of any change of location of such office within the United States of America.

          (b) The Company shall cause to be kept at its office maintained pursuant to Section 7.2(a) a register for the registration and transfer of the Warrants. The names and addresses of holders of Warrants, the transfers thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

          (c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 7.2(a), the Company at its expense will (subject to compliance with the provisions of the Stockholders Agreement and Section 5 hereof, if applicable) execute and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of such holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     7.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to
Section 7.2(a), the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

8. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (it being understood that for purposes of the above definition, the term "control" (including with correlative meaning the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise).

     Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions are required or permitted to be closed in New York, New York or Pittsburgh, Pennsylvania. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     Closing Date:  February 26, 1997.

     Commission: The Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     Common Stock: The Common Stock, par value $.01 per share, of the Company as constituted on the Closing Date, and any stock into which such Common Stock may thereafter be changed, and shall also include (i) any capital stock of the Company of any class (regardless how denominated) issued to holders of shares of Common Stock upon any reclassification of such Common Stock which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation following an Organic Change received by or distributed to the holders of Common Stock in the circumstances contemplated by
Section 2.2.

     Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

     Exchange Act: The U.S. Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Exercise Price: An amount equal to $363.64 per Original Share, subject to adjustment pursuant to Section 2.3.

     Expiration Date:  The date on which the Expiration Time occurs.

     Expiration Time: 5:00 P.M., Pittsburgh, Pennsylvania time, on February 26, 2007

     Fair Market Price: On any date specified herein, either (a) if the shares of Common Stock are publicly traded on such date, the average of the daily closing prices of such Common Stock for the twenty (20) consecutive trading days ending on such date, or (b) the amount per share of Common Stock equal to the fair value thereof determined either by agreement between the Company and the Required Holders or absent such agreement in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made; provided that the Company shall send notice of such determination to all Holders affected directly thereby within five (5) Business Days after such determination by the Board. If the Required Holders disagree in writing with a determination made under clause (b) by the Board of Directors of the Company within ten (10) Business Days of notice thereof, and the amount in dispute is reasonably likely to exceed $5,000,000, the Fair Market Price shall be determined by an Independent Investment Banking Firm retained by the Company (the fees and expenses of which shall be the responsibility of the Company) selected as set forth in the immediately following sentence. The Company shall select three Independent Investment Banking Firms none of which shall be an Affiliate of the Company, and within ten
(10) Business Days of the receipt of such list, the holders of a majority of the Warrants disputing such Fair Market Price determination shall choose one of the listed firms to make such valuation. If such holders do not make a selection within such ten (10) Business Day period, the Board of Directors of the Company shall make such selection.

     Holder:  As defined in the introduction to this Warrant.

     Independent Investment Banking Firm: Any investment banking firm which is not the beneficial owner of any equity interest in the Company or any shareholder of the Company.

     Initial Public Offering: The Company's initial sale of Common Stock in an underwritten public offering registered under the Securities Act.

     1997 Mezzanine Securities Purchase Agreement: The Securities Purchase Agreement dated as of February 26, 1997 among the Company, IAH Holdings Corp., New York Life Insurance Company, and Fenway Partners Capital Fund, L.P.

     Original Share: A share of Common Stock as constituted on the Closing Date before giving effect to the adjustments in Section 2.

     Organic Change:  As defined in Section 2.2.

     Other Property:  As defined in Section 2.2.

     Person: A corporation, an association, a partnership, a business trust, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     Required Holders: The Holders of Warrants exercisable for in excess of two-thirds (66-2/3%) of the aggregate number of Warrant Shares then purchasable upon exercise of this Warrant and all other warrants issued pursuant to the 1997 Mezzanine Securities Purchase Agreement and then outstanding.

     Restricted Securities: All of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 5.1, (b) any shares of Common Stock which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

     Securities Act: The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Warrant Shares: The shares of Common Stock issuable upon exercise of the Warrants.

     Warrants:  As defined in the introduction to this Warrant.

9. NOTICES. Any notice or other communication in connection with this Warrant shall be in writing, addressed as hereinafter provided, and shall be deemed effective (x) when delivered, or (y) if sent by overnight courier, two (2) Business Days after the same shall have been deposited with such courier, or (z) if delivered or sent by facsimile transmission, upon confirmation of transmission. Such notices or other communications shall be addressed as follows: (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 7.2(a); or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 7.2(a); provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

10. AMENDMENT, ETC. This Warrant and all other warrants issued pursuant to the 1997 Mezzanine Securities Purchase Agreement may be modified or amended or the provisions hereby waived with the written consent of the Company and the Required Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

11. MISCELLANEOUS. This Warrant shall be construed and enforced in accordance with and governed by the laws of State of Delaware. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be signed by its duly authorized office under its corporate seal.


                              IA HOLDINGS CORP.


                              By:_______________________________
                                  Title:

                                                            Exhibit A to Warrant
                                                            --------------------

                              FORM OF SUBSCRIPTION
                 [To be executed only upon exercise of Warrant]

To IRON AGE HOLDINGS CORPORATION
     (formerly known as IA Holdings Corp.)

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________/1/ shares of the Common Stock covered by the within Warrant and requests that the certificates for such shares be issued in the name of, and delivered to, ________________ whose address is _________________________.


          _____ The undersigned herewith makes payment in full therefor of the Exercise Price therefor (or $_______ in the aggregate); or

          _____ The undersigned hereby elects to effect a cashless exercise as contemplated by Section 1.1 of the Warrant and instructs the Company to reduce the number of shares issuable upon exercise as provided in the penultimate sentence of Section 1.1.

                            (check only one of the spaces provided above)

Dated:                        __________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                              __________________________________________
                                       (Street Address)

                              __________________________________________
                              (City)          (State)    (Zip Code)

-----------------------------
   /1/   Insert here the number of shares called for in the introductory paragraph of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                                                            Exhibit B to Warrant
                                                            --------------------

                               FORM OF ASSIGNMENT
                 [To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ the right represented by such Warrant to purchase _______/1/ Original Shares of Common Stock of IRON AGE HOLDINGS CORPORATION, a Delaware corporation formerly known as IA Holdings Corp. (the "Company") to which such Warrant relates (or such other shares of Common Stock purchasable upon exercise of such Warrant in respect of such Original Shares), and appoints _________________________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.


Dated:                        _________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of Warrant)


                              _________________________________________
                                       (Street Address)

                              _________________________________________
                              (City)          (State)    (Zip Code)

Signed in the presence of:

_________________________

      /1/ Insert here the number of shares called for in the introductory paragraph of this Warrant (or, in the case of a partial assignment, the portion thereof as to which this Warrant is being assigned), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the unassigned portion of the Warrant, to the holder surrendering the Warrant.

SCHEDULES TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 26, 1997.
---------

                                SCHEDULE 3.01(A)
                                ----------------
                                 CAPITALIZATION
                                 --------------

                    IA HOLDINGS CORP. INVESTOR GROUP*
                    --------------------------------

A. Primary Investments
  --------------------

                                       Number of Outstanding Shares of
                                       -------------------------------
Owner                                  Common Stock        Preferred Stock
-----                                  ------------        ---------------

Fenway Partners Capital Fund, L.P.         80,291.66              0

B. Mezzanine Investments
   ---------------------

Owner                                  Number of Outstanding Shares of
-----                                  -------------------------------
                                       Common Stock        Preferred Stock
                                       ------------        ---------------

Fenway Partners Capital Fund, L.P.       2,777.78                500

New York Life Insurance Company                     5,555.56         1,000

          Total Outstanding           88,625.00  1,500


_____________________________

* All of the stockholders of IA Holdings Corp. have entered into a Stockholders' Agreement dated February 26, 1997 ("Agreement") and the shares listed below are subject to the terms of that Agreement.

                                SCHEDULE 3.01(B)
                                ----------------
                         IA HOLDINGS CORP. SUBSIDIARIES
                         ------------------------------



===================================================================================
                                 TYPE OF        # OF SHARES    # OF       OWNED
CORPORATION                 OUTSTANDING STOCK   OUTSTANDING   SHARES       BY
-----------                 -----------------   -----------   ISSUED       --
----------------------------------------------------------------------------------
IAH Acquisition Corp.          Common Stock         3000        100        IA
(a Delaware corporation)                                                 Holdings
                                                                         Corp.
                                                                         (100%)
===================================================================================

                                SCHEDULE 3.01(D)
                                ----------------
            AUTHORIZATIONS, ACTIONS, NOTICES, APPROVALS, AND FILINGS
            --------------------------------------------------------


Termination of the Amended and Restated Credit Agreement dated January 27, 1995 by and between Iron Age Corporation and PNC Bank N.A. as Agent.

Termination of indebtedness owed to Butler Capital Corporation under the Acquisition Financing Agreement dated January 29, 1990 and as restated effective through November 20, 1995.


Consent of Gore relating to the Falcon/Gore License Agreement dated July 24, 1994 between Falcon Shoe Mfg. Co. and W.L. Gore & Associates, Inc.

Consent of Gore relating to the Iron Age/Gore License Agreement dated August 15, 1994 between Iron Age Corporation and W.L. Gore & Associates, Inc.

Consent of Gore relating to the Manufacturing Certification Agreement dated July 24, 1994 (the "Falcon/Gore Manufacturing Agreement") between Falcon Shoe Mfg. Co. and W.L. Gore & Associates, Inc.

Consent of CIT Group/Amplicon Leasing relating to the CIT Group/Amplicon Leasing Security Agreement coverning equipment relating to the Mobile Point of Sale Agreement.

Consent of Amplicon Financial relating to the Master Lease Agreement by and between Amplicon, Inc. and Iron Age Corporation.

Consent of Von-Land Corporation Limited under a lease dated June 11, 1991 and a renewal lease dated November 23, 1995 between Von-Land Corporation Limited and Iron Age Canada Ltd. for office space located at 475 N. Rivermede Road, Unit 2, Concord, Ontario LYK3RZ.

Consent of Roy Continental, landlord of the Lewiston, Maine property at 2 Cedar Street.

Authorization under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                SCHEDULE 3.01(M)
                                ----------------
                                   OPEN YEARS
                                   ----------


January 25, 1997
January 27, 1996
January 28, 1995
January 29, 1994